Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-121364 on Form S8 of our report dated June 16, 2017 relating to the financial statements and supplemental financial statement schedule of the Eversource 401k Plan, appearing in this Annual Report on Form 11-K of Eversource 401k Plan for the years ended December 31, 2016 and 2015.

By:  /s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

June 16, 2017